UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2009

Jack Henry & Associates, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

     On October 29, 2009, Jack Henry & Associates, Inc. ("Jack Henry") entered into a stock purchase agreement (the "Purchase Agreement") with PEMCO Corporation ("Seller") to acquire all of the outstanding shares of capital stock of PEMCO Technology Services, Inc. ("PTSI"), a wholly-owned subsidiary of Seller.

     Under the terms of the Purchase Agreement, on October 29, 2009, Jack Henry purchased all of the capital stock of PTSI from Seller for a purchase price of $60 million, subject to post-closing adjustments. Ten percent of the purchase price, or $6 million, was placed into an escrow account as security for Seller's indemnification obligations under the Purchase Agreement. The purchase price is subject to adjustment after the closing in the event the working capital associated with PTSI deviates from a threshold amount. Seller and Jack Henry made customary representations, warranties and covenants in the Purchase Agreement.

     The foregoing description of the Purchase Agreement and the transactions contemplated therein is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A press release relating to the Purchase Agreement is attached hereto as Exhibit 99.1

     The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Jack Henry or PTSI. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may be qualified by information in confidential disclosure schedules not filed as an exhibit along with the Purchase Agreement. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement. Moreover, certain representations, warranties and covenants in the Purchase Agreement may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Jack Henry's public disclosures.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.
Exhibit No.	Description

2.1	Stock Purchase Agreement between PEMCO Corporation and Jack Henry & Associates, Inc., dated October 29, 2009.

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
JACK HENRY & ASSOCIATES, INC.

By:	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer

Date:  October 30, 2009

EXHIBIT INDEX
Exhibit Number	Description

2.1	Stock Purchase Agreement between PEMCO Corporation and Jack Henry & Associates, Inc., dated October 29, 2009.

99.1	Press Release